UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 15, 2006

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 NW Tanasbourne Dr, Suite 200, Hillsboro, OR	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On September 15, 2006, Daniel J. Sweeney, Chief Operating Officer, Sean Riley, Vice President of Marketing, Tim Teckman, Vice President of Engineering, and Ron Bell, Chief Technology Officer, each adopted a Rule 10b5-1 trading plan to sell a portion of their shares of MathStar’s common stock. These officers have informed MathStar that their plan has been put in place in order to generate sufficient cash to cover taxes when their restricted stock awards vest on October 25, 2006. These Rule 10b5-1 plans were set up in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 and the Company’s policies regarding stock transactions.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Sweeney’s plan provides for the sale of 37,500 shares and expires on October 31, 2006.  Riley’s plan provides for the sale of 40,000 shares and expires on October 25, 2007.  Teckman’s plan provides for the sale of 40,000 shares and expires on December 29, 2006.  Bell’s plan provides for the sale of 20,167 shares and expires on December 31, 2006. Under the terms of all of these 10b5-1 plans, the shares will be sold on the open market at prevailing market prices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: September 19, 2006

	By	/s/ James W. Cruckshank
James W. Cruckshank

Vice President of Administration and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)